Exhibit 99.2

 FOR IMMEDIATE RELEASE

DD3 ACQUISITION CORP. securities to commence separate trading

UNDERWRITERS EXERCISE OVER-ALLOTMENT OPTION

New York, NY, October 22, 2018 – DD3 Acquisition Corp. (Nasdaq: DDMXU) (the “Company”) announced today that the holders of the Company’s units may elect to separately trade the ordinary shares and warrants underlying the units commencing on October 23, 2018. The ordinary shares and warrants will be listed on the Nasdaq Capital Market under the ticker symbols “DDMX” and “DDMXW,” respectively. Units not separated will continue to be listed on the Nasdaq Capital Market under the ticker symbol “DDMXU.”

On October 16, 2018, the Company completed its initial public offering of 5,000,000 units at $10.00 per unit. Each unit consists of one ordinary share, no par value, and one warrant, with each warrant entitling the holder to purchase one ordinary share at a price of $11.50. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $50,000,000 (or $10.00 per ordinary share sold in the offering) was placed in trust. An audited balance sheet of the Company as of October 16, 2018 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as Exhibit 99.1 to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

In connection with its initial public offering, the Company granted the underwriters a 45-day option to purchase up to an additional 750,000 units to cover over-allotments. On October 18, 2018, the underwriters partially exercised the over-allotment option by electing to purchase from the Company 565,000 additional units. After giving effect to the partial exercise of the over-allotment option, the total number of units sold by the Company in the initial public offering increased to 5,565,000 and the total gross proceeds increased to $55,650,000. The exercise of the over-allotment option is expected to close on October 23, 2018, subject to customary closing conditions.

DD3 Acquisition Corp. is a newly formed blank check company organized for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company initially intends to focus on target businesses located in Mexico and Hispanic businesses in the United States.

EarlyBirdCapital, Inc. acted as sole book-running manager of the offering, and I-Bankers Securities, Inc. acted as co-manager. The offering was made only by means of a prospectus, copies of which may be obtained from EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Investor Relations, 212-661-0200. Copies are also available on the Securities and Exchange Commission’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Daniel Salim

Chief Financial Officer

DD3 Acquisition Corp.

+52 (55) 8647 0467